                                                                  EXHIBIT 10.24


                                TABLE OF CONTENTS
                                                                           PAGE



1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.1       "Actel Patent" . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.2       "Actel Intellectual Property Right". . . . . . . . . . . . . . 1

     1.3       "Affiliate". . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.4       "Acquired Party" . . . . . . . . . . . . . . . . . . . . . . . 1

     1.5       "Acquiring Party". . . . . . . . . . . . . . . . . . . . . . . 1

     1.6       "Beneficial Owner" . . . . . . . . . . . . . . . . . . . . . . 2

     1.7       "Change in Ownership". . . . . . . . . . . . . . . . . . . . . 2

     1.8       "Confidential Information" . . . . . . . . . . . . . . . . . . 2

     1.9       "Control," . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     1.10      "Cost of Sales". . . . . . . . . . . . . . . . . . . . . . . . 3

     1.11      "Distribution Products". . . . . . . . . . . . . . . . . . . . 3

     1.12      "Distribution Product Patents" . . . . . . . . . . . . . . . . 3

     1.13      "Distribution Product Software". . . . . . . . . . . . . . . . 3

     1.14      "Embedded Product" . . . . . . . . . . . . . . . . . . . . . . 3

     1.15      "End of Life" or "EOL" . . . . . . . . . . . . . . . . . . . . 3

     1.16      "GateField Patent" . . . . . . . . . . . . . . . . . . . . . . 3

     1.17      "GateField Intellectual Property Right". . . . . . . . . . . . 4

     1.18      "Intellectual Property Right". . . . . . . . . . . . . . . . . 4

     1.19      "Moral Rights" . . . . . . . . . . . . . . . . . . . . . . . . 4

     1.20      "Net Revenues" . . . . . . . . . . . . . . . . . . . . . . . . 4

     1.21      "New Product". . . . . . . . . . . . . . . . . . . . . . . . . 4

     1.22      "Next Generation". . . . . . . . . . . . . . . . . . . . . . . 4

     1.23      "Non-Acquired Party" . . . . . . . . . . . . . . . . . . . . . 4

     1.24      "Patent Costs" . . . . . . . . . . . . . . . . . . . . . . . . 4

     1.25      "Patent Recoveries". . . . . . . . . . . . . . . . . . . . . . 4

     1.26      "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

     1.27      "Product Qualification". . . . . . . . . . . . . . . . . . . . 5

     1.28      "Product Release". . . . . . . . . . . . . . . . . . . . . . . 5

                                           i
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     1.29      "Revenue Shortfall". . . . . . . . . . . . . . . . . . . . . . 5

     1.30      "Standard Product" . . . . . . . . . . . . . . . . . . . . . . 5

     1.31      "Total Voting Power" . . . . . . . . . . . . . . . . . . . . . 5

     1.32      "Voting Securities". . . . . . . . . . . . . . . . . . . . . . 5

2.   GRANTS OF RIGHTS AND LICENSE . . . . . . . . . . . . . . . . . . . . . . 5

     2.1       License Grants . . . . . . . . . . . . . . . . . . . . . . . . 5

               2.1.1     Distribution Products. . . . . . . . . . . . . . . . 5

               2.1.2     Distribution Product Software. . . . . . . . . . . . 5

     2.2       Trademarks and Trade Names . . . . . . . . . . . . . . . . . . 6

     2.3       GateField Ownership. . . . . . . . . . . . . . . . . . . . . . 6

     2.4       Patent Enforcement.. . . . . . . . . . . . . . . . . . . . . . 6

     2.5       Actel Ownership. . . . . . . . . . . . . . . . . . . . . . . . 7

     2.6       Intellectual Property Development. . . . . . . . . . . . . . . 7

     2.7       Manufacturing Rights . . . . . . . . . . . . . . . . . . . . . 7

     2.8       Revenue Shortfall EOL. . . . . . . . . . . . . . . . . . . . . 7

3.   ESCROW AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     3.1       Source Code. . . . . . . . . . . . . . . . . . . . . . . . . . 8

4.   DISTRIBUTION PAYMENTS AND COSTS. . . . . . . . . . . . . . . . . . . . . 8

     4.1       Exclusivity and Commitment Fee . . . . . . . . . . . . . . . . 8

     4.2       Product Qualification Fee. . . . . . . . . . . . . . . . . . . 8

     4.3       Revenues and Cost Calculation. . . . . . . . . . . . . . . . . 8

5.   DELIVERY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     5.1       Forecasts. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     5.2       Actel Milestones . . . . . . . . . . . . . . . . . . . . . . . 9

     5.3       Performance Obligation . . . . . . . . . . . . . . . . . . . . 10

     5.4       Currency.. . . . . . . . . . . . . . . . . . . . . . . . . . . 10

     5.5       Overdue Payments.. . . . . . . . . . . . . . . . . . . . . . . 10

     5.6       Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

6.   MANUFACTURING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                                        ii
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     6.1       Manufacturing and Distribution Responsibilities. . . . . . . . 10

     6.2       GateField Milestones . . . . . . . . . . . . . . . . . . . . . 10

7.   COVENANTS NOT TO SUE . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     7.1       During Term of Agreement . . . . . . . . . . . . . . . . . . . 11

               7.1.1     Actel Covenant . . . . . . . . . . . . . . . . . . . 11

               7.1.2     GateField Covenant . . . . . . . . . . . . . . . . . 11

               7.1.3     Future Applications. . . . . . . . . . . . . . . . . 12

               7.1.4     Acquiring Party. . . . . . . . . . . . . . . . . . . 12

     7.2       After End of Term. . . . . . . . . . . . . . . . . . . . . . . 12

               7.2.1     Actel Covenant . . . . . . . . . . . . . . . . . . . 12

               7.2.2     GateField Covenant . . . . . . . . . . . . . . . . . 12

               7.2.3     Acquiring Party. . . . . . . . . . . . . . . . . . . 12

8.   NON-SOLICITATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     8.1       Non-Solicitation . . . . . . . . . . . . . . . . . . . . . . . 13

9.   DUTIES OF PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     9.1       Good Faith (GateField) . . . . . . . . . . . . . . . . . . . . 13

     9.2       Good Faith (Actel) . . . . . . . . . . . . . . . . . . . . . . 13

     9.3       Governmental Approvals . . . . . . . . . . . . . . . . . . . . 13

     9.4       Existing License Agreements. . . . . . . . . . . . . . . . . . 13

     9.5       Customer Maintenance or Support. . . . . . . . . . . . . . . . 13

     9.6       Programmable Logic Devices . . . . . . . . . . . . . . . . . . 13

     9.7       Embedded Product License . . . . . . . . . . . . . . . . . . . 13

     9.8       Notification of Infringement . . . . . . . . . . . . . . . . . 13

     9.9       Documentation. . . . . . . . . . . . . . . . . . . . . . . . . 14

     9.10      GateField Quality Assurance Measures.. . . . . . . . . . . . . 14

     9.11      Cooperation. . . . . . . . . . . . . . . . . . . . . . . . . . 14

     9.12      Non-Disparagement. . . . . . . . . . . . . . . . . . . . . . . 14

     9.13      Management Meetings. . . . . . . . . . . . . . . . . . . . . . 14

     9.14      Board Visitation Rights. . . . . . . . . . . . . . . . . . . . 14

                                         iii

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10.  GENERAL REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 15

     10.1      General Representations. . . . . . . . . . . . . . . . . . . . 15

               10.1.1    Corporate Power. . . . . . . . . . . . . . . . . . . 15

               10.1.2    Due Authorization. . . . . . . . . . . . . . . . . . 15

               10.1.3    Binding Agreement. . . . . . . . . . . . . . . . . . 15

11.  NO WARRANTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

     11.1      DISCLAIMER . . . . . . . . . . . . . . . . . . . . . . . . . . 15

     11.2      No Warranty Pass Through . . . . . . . . . . . . . . . . . . . 15

12.  DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

     12.1      Executive Meetings . . . . . . . . . . . . . . . . . . . . . . 15

     12.2      Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . 16

               12.2.1    Failure to Appoint . . . . . . . . . . . . . . . . . 16

               12.2.2    Arbitration Proceedings. . . . . . . . . . . . . . . 16

               12.2.3    Fees and Expenses. . . . . . . . . . . . . . . . . . 16

     12.3      Remedies for Breach of Contract. . . . . . . . . . . . . . . . 17

13.  LIMITATION OF LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . 17

     13.1      Limitation of Liability. . . . . . . . . . . . . . . . . . . . 17

14.  TERM; TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . 17

     14.1      Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     14.2      Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 18

               14.2.1    Insolvency; Assignment for Creditors; Bankruptcy . . 18

     14.3      Automatic Termination Event of GateField . . . . . . . . . . . 18

     14.4      Automatic Termination Event of Actel . . . . . . . . . . . . . 18

     14.5      Effect of Notice of Termination. . . . . . . . . . . . . . . . 19

     14.6      Duties of Actel Upon Termination . . . . . . . . . . . . . . . 20

     14.7      Survival.. . . . . . . . . . . . . . . . . . . . . . . . . . . 20

15.  CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 20

     15.1      Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 20

     15.2      Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . 20

                                         iv
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16.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

     16.1      Actel Indemnity. . . . . . . . . . . . . . . . . . . . . . . . 21

     16.2      GateField Indemnity. . . . . . . . . . . . . . . . . . . . . . 21

     16.3      Indemnification Procedures; Sole Remedy. . . . . . . . . . . . 21

17.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     17.1      Records Retention. . . . . . . . . . . . . . . . . . . . . . . 22

     17.2      Audit Request. . . . . . . . . . . . . . . . . . . . . . . . . 22

     17.3      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     17.4      Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     17.5      Export Law Compliance. . . . . . . . . . . . . . . . . . . . . 22

     17.6      Foreign Corrupt Practices Act. . . . . . . . . . . . . . . . . 22

     17.7      Governing Language . . . . . . . . . . . . . . . . . . . . . . 22

     17.8      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     17.9      Relationship of Parties. . . . . . . . . . . . . . . . . . . . 23

     17.10     Assignment of Agreement. . . . . . . . . . . . . . . . . . . . 23

     17.11     Merger Discussions . . . . . . . . . . . . . . . . . . . . . . 23

     17.12     Governing Law; Venue . . . . . . . . . . . . . . . . . . . . . 23

     17.13     Severability . . . . . . . . . . . . . . . . . . . . . . . . . 23

     17.14     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 23

                       PRODUCT MARKETING AGREEMENT

     THIS PRODUCT MARKETING AGREEMENT (the "Agreement") is entered into as of August 14, 1998 (the "Effective Date"), by and between GATEFIELD CORPORATION, a Delaware corporation with offices at 47100 Bayside Parkway, Fremont, California 94538 ("GATEFIELD"), and ACTEL CORPORATION, a California corporation with offices at 955 East Arques Avenue, Sunnyvale, California 94086 ("ACTEL").

     WHEREAS, GateField has developed and owns proprietary designs and know-how for the production of certain field programmable gate array ("FPGA") products including, without limitation, the "Distribution Products" (as defined below) and possesses infrastructure for manufacturing the Distribution Products;

     WHEREAS, Actel desires to market and distribute the Distribution Products subject to the terms and conditions set forth in this Agreement; and

     WHEREAS, GateField desires to appoint Actel as an exclusive, worldwide distributor of the Distribution Products except as limited by any agreements or rights of any third parties, subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. DEFINITIONS. As used herein, capitalized terms will have the meanings set forth below.

             1.1 "ACTEL PATENT" means any patent (i) that Actel or any of its Affiliates now own or may hereafter own or (ii) under which and to the extent that Actel or any of its Affiliates have acquired or may hereafter acquire the right to grant licenses, unless the right to grant said license requires the payment of a royalty or other consideration to a third party.

             1.2 "ACTEL INTELLECTUAL PROPERTY RIGHT" means any Intellectual Property Right (i) that Actel or any of its Affiliates now own or may hereafter own or (ii) under which and to the extent that Actel or any of its Affiliates have acquired or may hereafter acquire the right to grant licenses, unless the right to grant said license requires the payment of a royalty or other consideration to a third party.

             1.3 "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

             1.4 "ACQUIRED PARTY" shall mean a party to this Agreement following a Change in Ownership of such party.

             1.5 "ACQUIRING PARTY" shall mean the Person(s), if any, in Control of an Acquired Party following a Change in Ownership and the Affiliates of such Person(s).

             1.6 "BENEFICIAL OWNER" shall be used in this Agreement as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

             1.7 "CHANGE IN OWNERSHIP" shall mean the occurrence of any one of the following:

                     Any Person is or shall have the right to become the Beneficial Owner, directly or indirectly, of Voting Securities of such party representing 50% or more of the Total Voting Power of such party's Voting Securities.

                     The shareholders of a party approving a merger or consolidation of such party with any other corporation, other than a merger or consolidation that would result in the Voting Securities of such party outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation) 50% or more of the Total Voting Power represented by the Voting Securities of such party or such surviving corporation outstanding immediately after such merger or consolidation.

                     The shareholders of a party approving a plan of dissolution or liquidation of such party or an agreement for the sale or disposition by such party of all or substantially all of such party's assets in one or a series of transactions.

            1.8 "CONFIDENTIAL INFORMATION" means any confidential or proprietary information, firmware, designs, schematics, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, customers, employees, investors or business, and identified by the disclosing party as Confidential Information, whether in oral, written, graphic or electronic form. If the information is disclosed in written, graphic or electronic form it must be marked as confidential or proprietary to be treated as Confidential Information hereunder. If disclosed in oral form, such information must be identified as Confidential Information at the time of disclosure and reduced to writing and marked as confidential or proprietary within thirty (30) days following disclosure, with a copy of such writing delivered to the receiving party. Without limiting the foregoing, "Confidential Information" shall include the terms and conditions of this Agreement.

            1.9 "CONTROL," including the terms "controlling," "controlled by," and "under common control with," shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract, or otherwise. A Person's Beneficial Ownership of twenty (20%) or more of a corporation's outstanding Voting Securities shall create a rebuttable presumption that such Person has control of such corporation. Notwithstanding the foregoing, a Person shall not be deemed to have control of a corporation if such Person holds Voting Securities, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian, or trustee for one or more Beneficial Owners who do not individually or as a group have control of such corporation.

            1.10 "COST OF SALES" means the actual cost of the following items regarding the Distribution Products: (i) cost of wafers from the manufacturer, (ii) costs of sorting, including depreciation, labor and overhead, (iii) costs of assembly, (iv) costs of testing, including depreciation, labor, and overhead (excluding any engineering support costs),
(v) costs of quality assurance, marking, packing, and shipping, including depreciation, labor and overhead, (vi) license fees to any third party licensors related to the Distribution Product Software and Distribution Products; provided that license fees to third party licensors related to the Distribution Products shall be mutually agreed upon by Actel and GateField,
(vii) costs of indemnity bonds and any liability insurance the parties mutually agree to purchase, (viii) costs of defending any product liability lawsuit where neither party is found to have made a material misrepresentation, and (ix) Patent Costs.

             1.11 "DISTRIBUTION PRODUCT" means any Standard Product with geometries below .35 micron, any New Products, and any Next Generation products.

             1.12 "DISTRIBUTION PRODUCT PATENTS" means all patents owned or controlled by GateField during the term of this Agreement which covers any invention embodied in any Distribution Product or any product embedded therein.

             1.13 "DISTRIBUTION PRODUCT SOFTWARE" means those portions of the commercially released software known as ASICmaster for which GateField has the right to license such software.

             1.14 "EMBEDDED PRODUCT" means a semiconductor device integrating (i) a GateField FPGA technology ("GateField FPGA") with (ii) a gate array, standard cell, full custom, SRAM unrelated to the GateField FPGA, or Flash memory product which is unrelated to the GateField FPGA (the "Non-FPGA Product") where the principal use of the product is satisfied by the non-FPGA functions and the GateField FPGA is principally used to enhance or support the non-FPGA Product; provided that in any event, where the GateField FPGA portion of the total chip represents less than or equal to eighty-five percent (85%) of the area of the whole chip, such chip shall be deemed an Embedded Product and where the GateField FPGA portion of the total chip is more than eighty-five percent (85%) of the area of the whole chip, such chip shall be deemed an Embedded Product upon the mutual agreement of the parties that the principal use of the chip is satisfied by the non-FPGA function and that the GateField FPGA is principally used to enhance or support the non-FPGA Product, and such agreement shall not be unreasonably withheld.

             1.15 "END OF LIFE" OR "EOL" means (i) termination by the foundry producing the Distribution Product of the manufacturing process used to produce such Distribution Product, (ii) refusal by such foundry to continue manufacturing the Distribution Product due to volume, or (iii) election by GateField to declare a Revenue Shortfall pursuant to SECTION 2.8.

             1.16 "GATEFIELD PATENT" means any patent (i) that GateField or any of its Affiliates now own or may hereafter own or (ii) under which and to the extent that GateField or any of its Affiliates have acquired or may hereafter acquire the right to grant licenses, unless the right to grant said license requires the payment of a royalty or other consideration to a third party.

             1.17 "GATEFIELD INTELLECTUAL PROPERTY RIGHT" means any Intellectual Property Right (i) that GateField or any of its Affiliates now own or may hereafter own or (ii) under which and to the extent that GateField or any of its Affiliates have acquired or may hereafter acquire the right to grant licenses, unless the right to grant said license requires the payment of a royalty or other consideration to a third party.

             1.18 "INTELLECTUAL PROPERTY RIGHT" means any patent, copyright, trade name, trademark, trade secret, know-how, mask work, or any other intellectual property right, whether now or hereafter recognized, and whether registered or unregistered.

             1.19 "MORAL RIGHTS" means any right to (i) divulge a copyrighted work to the public, (ii) retract a copyrighted work from the public, (iii) claim authorship of a copyrighted work, (iv) object to any distortion, mutilation or other modification of a copyrighted work, or (v) any and all similar rights, existing under judicial or statutory law of any country or jurisdiction in the world, or under any treaty regardless of whether or not such right is called or generally referred to as a moral right.

             1.20 "NET REVENUES" means the revenues recognized resulting from the invoiced price of products sold, distributed or otherwise disposed of by either party in an arm's length, commercial transactions between parties which are not in affiliation, less shipping costs, taxes, returns, setoffs, warranty claims, price adjustments, bad debt adjustments, distribution inventory returns, and discounts actually paid or allowed, but not fees or commissions to agents, representatives or others. A product shall be deemed "sold" for purposes of this definition when billed, delivered, shipped, transmitted, or mailed to the invoiced OEM party, when first used by a party, or when recognized as revenues in accordance with Actel's revenue recognition policy, whichever shall first occur. A product transferred internally for future sale to a third party shall be deemed to carry a gross margin mutually agreed upon by Actel and GateField.

             1.21 "NEW PRODUCT" means a Standard Product, upon Product Release, with a product architecture significantly different from the then current Standard Products. In no event shall Embedded Products be considered New Products.

             1.22 "NEXT GENERATION" means a Standard Product or New Product, upon Product Release, with a reduced process geometry compared to that used in the respective Standard Product or New Product. In no event shall any Embedded Product be considered a Next Generation.

             1.23 "NON-ACQUIRED PARTY" shall mean the party to this Agreement that is not the Acquired Party or an Affiliate of the Acquired Party following a Change in Ownership.

             1.24 "PATENT COSTS" means costs, including legal expenses of counsel mutually agreed to between the parties (which agreement shall not unreasonably be withheld), related to the mutually agreed prosecution or defense of claims or lawsuits related to Distribution Product Patents.

             1.25 "PATENT RECOVERIES" means cash or other property received, or the value of all licenses or other rights, received by a party in connection with a claim or lawsuit with respect to the Distribution Product Patents.

             1.26 "PERSON" shall be used in this Agreement as defined under Sections 3(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

             1.27 "PRODUCT QUALIFICATION" shall have the meaning set forth in EXHIBIT A ("Product Qualification").

             1.28 "PRODUCT RELEASE" for a GateField-developed product means the earlier of: (i) an agreement between Actel and GateField with respect to the terms of the product requirements document (the "PRD") for such product, provided this Agreement is in full force and effect and provided further that a PRD will be implied as of the date which is seven (7) months prior to the release to a foundry of a mask work for a product, (ii) delivery by Actel or GateField to its customers of beta software related to the product, and (iii) delivery by Actel or GateField to its customers of sample of such product.

             1.29 "REVENUE SHORTFALL" means the Net Revenues during any three consecutive fiscal-quarters for a Distribution Product which is less than Four Million and Five Hundred Thousand Dollars ($4,500,000.00).

             1.30 "STANDARD PRODUCT" means any standard GateField ProASIC FPGA, regardless of whether it includes configurable blocks of SRAM or flash products, but shall not include any GateField FPGA which contains any non-FPGA Products other than SRAM or Flash products integrated therein.

             1.31 "TOTAL VOTING POWER" shall mean the total number of votes that may be cast in the election of directors at a meeting of the shareholders of a corporation if all Voting Securities are present and voted to the fullest extent possible at such meeting.

             1.32 "VOTING SECURITIES" shall mean all securities of a corporation entitled to vote generally in the election of directors.

     2.      GRANTS OF RIGHTS AND LICENSE.

             2.1 LICENSE GRANTS. Subject to the terms and conditions hereof, including the minimum terms of the hardware and software licenses set forth in EXHIBIT B ("Minimum Conditions"), and in all events limited by the pre-existing licenses related to the Distribution Products and Distribution Products Software listed on EXHIBIT H, GateField hereby grants Actel the following rights:

                     2.1.1 DISTRIBUTION PRODUCTS. An exclusive, worldwide right to distribute and permit its authorized distributors, dealers, and other third parties used by Actel to distribute and sell the Distribution Products after Product Release pursuant to the terms of this

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


Agreement so long as such third parties are bound by terms no less protective of GateField's interests as those set forth in EXHIBIT B ("Minimum Conditions").

                     2.1.2 DISTRIBUTION PRODUCT SOFTWARE. A limited, non-exclusive, license under GateField Intellectual Property Rights to distribute object-code versions of the Distribution Product Software. Actel will take all steps necessary to protect GateField's proprietary rights in GateField products and to ensure that each Distribution Product Software will be accompanied by a localized copy of software license agreement applicable to such software which will include terms and conditions no less protective of GateField's interests as those set forth in EXHIBIT B ("Minimum Conditions").

             2.2 TRADEMARKS AND TRADE NAMES. In the marketing, advertising for, and distribution and support of the Distribution Products or Distribution Product Software, Actel may (i) indicate to the public that it is an authorized distributor of Distribution Products or Distribution Product Software, and (ii) use GateField's trade names and trademarks set forth in EXHIBIT C ("GateField Trademarks"), which Exhibit GateField may, in its sole discretion, add to from time to time. For this purpose, GateField grants Actel a non-exclusive, royalty-free, limited license to use and display the Trademarks, in the forms as may be prescribed by GateField from time to time. Actel will market, distribute, and support the Distribution Products and Distribution Product Software only under the ProASIC Trademark, and not under any other trademark or logo except an Actel logo which is no more prominent than the ProASIC Trademark. Actel will not make or permit alteration of the Distribution Products or Distribution Product Software or removal or modification of any tags, proprietary notices, copyright notices, labels, or other identifying marks placed by GateField on the Products or associated literature. GateField shall have the Distribution Products manufactured with the trademark and logo agreed upon by the parties in EXHIBIT E (Business Practices and Procedures).

             2.3 GATEFIELD OWNERSHIP. Subject to SECTION 2.6, GateField shall retain ownership to all GateField Intellectual Property Rights, including all Intellectual Property Rights in the Distribution Products, all Embedded Products, all other GateField products, all of GateField's patents and all GateField products independently developed by GateField during the term of this Agreement.

             2.4     PATENT ENFORCEMENT.

                     2.4.1 Each party shall inform the other party promptly in writing of any alleged infringement, of which it may become aware, of any Distribution Product Patent by a third party and provide to the other party all available evidence thereof.

                     2.4.2 During the term of this Agreement, GateField shall have the right, but shall not be obligated, to prosecute all infringements of Distribution Product Patents and, in furtherance of such, the total cost of any such infringement action commenced by and prosecuted by GateField shall be paid by GateField and all proceeds thereof shall remain with GateField. Prior to termination of this Agreement, no settlement, consent judgment or other voluntary final disposition of any such suit may be entered into by GateField without the prior written approval of Actel, which approval shall not unreasonably be withheld. GateField shall indemnify Actel against any order for costs that may be made against Actel in such proceedings.

                     2.4.3 If within three (3) months after having been notified of any alleged infringement, GateField has been unsuccessful in persuading the alleged infringer to desist and shall not have brought an infringement action, or if GateField shall notify Actel at any time prior thereto of its intention not to bring suit against any alleged infringer, then Actel shall have the right, but shall not be obligated, to prosecute any infringement of such patents, and Actel may, for such purposes, use the name of GateField as party plaintiff; provided that such right to bring such an infringement action shall remain in effect only for so long as the licenses granted herein remain exclusive. In furtherance of such, the total costs of any such infringement action commenced by and prosecuted by Actel shall be paid by Actel and all proceeds thereof shall remain with Actel. No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into by Actel without the prior written approval of GateField, which approval shall not unreasonably be withheld. Actel shall indemnify GateField against any order for costs that may be made against GateField in such proceedings.

                     2.4.4 Each party shall provide the other party notice and opportunity to participate in any lawsuit filed by such party related to the Distribution Products or Distribution Product Software. In the event the parties mutually agree to bring a lawsuit related to the Distribution Product or the Distribution Product Software, the costs related to such suit shall be Patent Costs and the recoveries shall be Patent Recoveries to be shared equally.

             2.5 ACTEL OWNERSHIP. Subject to SECTION 2.6, Actel shall retain all ownership to the Actel Intellectual Property Rights, all of Actel's patents and all Actel products independently developed by Actel during the term of the Agreement.

             2.6 INTELLECTUAL PROPERTY DEVELOPMENT. All Intellectual Property Rights conceived, created, made, or (in the case of copyrights) first fixed in a tangible medium of expression during the term of the Agreement shall be as follows: (i) GateField Intellectual Property Rights when accomplished by GateField personnel; (ii) Actel Intellectual Property Rights when accomplished by Actel; provided, however, that Intellectual Property Rights developed with the assistance or collaboration of the other party shall be owned by the developing party, but such party shall grant and does hereby grant to the other a perpetual, non-exclusive, royalty-free right to use, make, have made, sell, offer to sell, import, have imported, reproduce, modify, distribute or otherwise exploit such Intellectual Property Right, except that a party's right to such license shall terminate due to a Bad Faith Breach (as defined in SECTION 12.1.3 below) by such party. Such license shall not be sublicensable or transferable, except in connection with a Change in Ownership of such party. For purposes of this Section, a party shall be deemed to have assisted in the development by the other party of Intellectual Property Rights that solve a problem presented or issue raised by the first party.

             2.7 MANUFACTURING RIGHTS. Actel shall have no right to manufacture or independently modify or create derivative versions of the Distribution Products or Distribution Product Software, except as specified under SECTION 14.3.2 below. Actel shall not directly or indirectly reverse engineer or otherwise disassemble any Distribution Product Software. Actel shall not directly or indirectly reverse engineer or otherwise disassemble any GateField products for the purpose of manufacturing, replicating, or developing similar products.

             2.8 REVENUE SHORTFALL EOL. GateField shall have the right to declare EOL for a Distribution Product upon a Revenue Shortfall which occurs at any time after three (3) years after Product Qualification. For purposes of this Section, a Distribution Product means all products of a particular family at a particular process generation. Actel's right to receive a Distribution Product for distribution and sale, including any rights upon termination of the Agreement or an Automatic Termination Event (as defined in SECTION 14.2.1) below, shall terminate at the EOL for such Distribution Product. GateField shall provide prompt notice to Actel of any notice from a foundry of an EOL event and shall notify Actel sixty (60) days prior to EOL due to Revenue Shortfall, and Actel shall be entitled to a last-time buy opportunity for such Distribution Product if the foundry agrees to such order. GateField shall use commercially reasonable efforts to assist Actel in receiving any reasonable last-time buy of the Distribution Products from the foundry.

     3.      ESCROW AGREEMENT.

             3.1 SOURCE CODE. GateField agrees to enter into a source code escrow agreement substantially in the form set forth in EXHIBIT G ("Escrow Agreement") with Actel and an independent escrow agent which shall provide for access by Actel to the source code and database of the Distribution Products. Under such source code agreement, GateField will agree to deposit source code of the Distribution Product Software and related materials, and periodic updates thereto, into the account maintained by such escrow agent. Actel agrees to be responsible for any escrow fees payable to maintain such escrow account.

     4.      DISTRIBUTION PAYMENTS AND COSTS.

             4.1 EXCLUSIVITY AND COMMITMENT FEE. Actel shall pay to GateField a non-refundable fee of One Million Dollars ($1,000,000) (the "Initial Fee") upon the Effective Date.

             4.2 PRODUCT QUALIFICATION FEE. Actel shall pay to GateField a non-refundable fee of One Million Dollars ($1,000,000) upon Product Qualification of the Standard Product.

             4.3 REVENUES AND COST CALCULATION. Actel and GateField agree that all revenues and costs related to the sale or other distribution by Actel (directly or through its channels of distribution) of the Distribution Products and Distribution Product Software shall be allocated as follows:

                     4.3.1 Each party will be entitled to an amount equal to 50% of: (i) Net Revenues from the sale, license or other distribution of the Distribution Products and Distribution Product Software, less (ii) Cost of Sales of such Distribution Products and Distribution Product Software.

                     4.3.2 Actel shall be responsible for receiving payments from customers and paying to GateField on or prior to the twentieth day of each month, the amounts due under SECTION 4.3.1 above, based on the prior month's accrued Net Revenues and Cost of Sales. Following calculation of actual Cost of Sales for such month, Actel shall offset or credit such difference in the next payment to GateField.

                     4.3.3 Actel shall make payments to GateField for wafers within twenty-five (25) days after receipt of invoice from GateField for wafers ordered by GateField based on mutually agreed forecast, and for assembly and testing within the time period agreed upon by the parties. Actel shall bear all costs of obtaining samples or prototypes of the Distribution Products.

     5.      DELIVERY.

             5.1 FORECASTS. Actel and GateField acknowledge and agree that lead time notification is required in order to plan for manufacturing and to manufacture the Distribution Products. Therefore, immediately following the Effective Date, Actel shall commence regular submission of forecasts to GateField as follows:

                     5.1.1 Two-year forecasts by product showing estimates for each quarter of the forecast horizon. Two year forecasts are to be updated quarterly.

                     5.1.2 Six month demand forecasts by product and package showing estimates for each month within the forecast horizon. Six-month demand forecasts are to be updated monthly.

The parties shall jointly review and agree to the forecasts which will be used to issue purchase orders to the foundry. GateField will use commercially reasonable efforts to effect the delivery of Distribution Products in accordance with mutually agreed forecasts.

              5.2 ACTEL MILESTONES. Actel agrees it will use commercially reasonable efforts to achieve the quarterly revenues milestones set forth in EXHIBIT D ("Actel Milestones").

                      5.2.1 Should Actel not meet the Actel Milestones by the time specified in EXHIBIT D, Actel shall set up a strategic business unit ("SBU") devoted to the marketing and sale of the Distribution Products. Such SBU shall, at a minimum, consist of the following Actel resources: (a) one
(1) employee to the marketing of the Distribution Products, (b) one (1) employee to business development activities, (c) no less than one (1) and no more than two (2) technical support personnel devoted to providing hot-line support, and (d) one (1) employee devoted to alpha and beta testing of the Distribution Products, (e) one (1) employee to marketing communication of the Distribution Products, and (f) twenty percent (20%) of Actel's marketing communication budget devoted to the Distribution Products. GateField shall have the right but not the obligation to manage, control, and direct all activities of such SBU. GateField shall have reasonable access, but at a minimum same access as Actel, to the sales force and distribution channels of Actel. All costs of any employees in addition to those specified in SECTION
5.2.1 which are assigned to the SBU shall constitute Cost of Sales and shall be accrued and amortized to the extent there are no offsetting Net Revenues during the period.

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


                     5.2.2 GateField shall have no direct, indirect, special, incidental, consequential or any other liability to Actel for any act or omission of GateField related to GateField's rights under SECTION
5.2.1. Actel may prevent GateField from exercising its rights under SECTION
5.2.1. by (a) converting the exclusive right of Actel to distribute the Distribution Products set forth in SECTION 2.1.1 to a non-exclusive right to distribute the Distribution Products, or (b) paying to GateField at the beginning of each quarter an amount equal to One Million Seven Hundred Thousand Dollars ($1,700,000) less GateField's share of the gross margin for the previous quarter in accordance with SECTION 4.3.1.

                     5.2.3 GateField's rights set forth in SECTION 5.2.1 shall terminate upon the earlier of (a) GateField's failure to for two (2) consecutive quarters to meet the GFIN threshold set forth in EXHIBIT F (GATEFIELD MILESTONES), and (b) Actel's meeting the Actel Milestones for two
(2) consecutive quarters.

                     5.2.4 In the event GateField fails to meet the GFIN threshold as defined in SECTION 6.2 GateField Milestones, then Actel shall be relieved of its obligation to meet the Actel Milestones.

                     5.2.5 In the event GateField does not exercise its rights pursuant to SECTION 5.2.1, such failure shall not be deemed a waiver of such right; provided that GateField's right to exercise its rights pursuant to SECTION 5.2.1 shall terminate as set forth in SECTION 5.2.3.

             5.3 PERFORMANCE OBLIGATION. Each party agrees that it will perform all of its obligations under the Agreement without any offset, deduction or setoff notwithstanding any alleged claim or breach by the other party and the parties hereby agree that any offset or setoff made by Actel pursuant to a judgment or order made by an arbitrator shall not exceed the amount equal to one-third (1/3) of amount payable to GateField under SECTION
4.3.1. Except as set forth in the previous sentence, any attempt by Actel to offset, deduct or setoff any obligation under the Agreement in any material amount that is not cured within thirty (30) days after written objection by GateField shall constitute a Bad Faith Breach.

             5.4 CURRENCY. In the event of transactions giving rise to an obligation to make a payment hereunder with respect to which Actel receives payment in a currency other than currency which is legal tender in the United States of America, all payments required to be made by Actel under this Agreement shall be converted, prior to payment, into United States Dollars at the applicable rate of exchange published in the Western United States edition of the Wall Street Journal on the last day of the month in which such transaction occurred. If Actel is prevented from making any payment under this Agreement by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payments may be paid by depositing them in the currency in which accrued to GateField's account in a bank acceptable to GateField in the country whose currency is involved.

             5.5 OVERDUE PAYMENTS. Payments due GateField under this Agreement shall, if not paid when due under the terms of this Agreement, bear simple interest at the lower of 0.8% per month or the highest rate permitted by law, calculated on the basis of a 360-day year for the number of days actually elapsed, beginning on the due date and ending on the day prior to the day on which payment is made in full. Interest accruing under this
SECTION 5.5 shall be due to GateField on demand. The accrual or receipt by GateField of interest under this SECTION 5.5 shall not constitute a waiver by GateField of any right it may otherwise have to declare a default under this Agreement or to terminate this Agreement.

             5.6 TAXES. Actel shall be responsible for the reporting and payment of all taxes including all state and local use, sales, personal property (ad valorem) and similar taxes under this Agreement and shall indemnify, and hold GateField harmless from and against all taxes and any and all liabilities, obligations, losses, damages, interests, penalties, claims actions, and suits resulting therefrom and imposed upon, incurred by or asserted against GateField.

     6.      MANUFACTURING.

             6.1 MANUFACTURING AND DISTRIBUTION RESPONSIBILITIES. The responsibilities for coordinating, directing and managing the manufacturing activities including production control, wafer starts, wafer sort, sending wafer assembly, finishing and testing, and quality assurance shall be set forth in EXHIBIT E ("Business Practices and Procedures"), as may be amended from time in writing to time by mutual agreement. Actel shall package and ship Distribution Products to customers. Actel shall be responsible for holding finished goods inventory.

             6.2 GATEFIELD MILESTONES. GateField agrees that it will use commercially reasonable efforts to achieve the milestones set forth in EXHIBIT F ("GateField Milestones").

                     6.2.1 Should GateField not meet the ACIN threshold by the time specified in EXHIBIT F, Actel shall have the right but not the obligation to manage, control, and direct the activities of the non-performing department of GateField. All costs of any additional employees devoted to the management of such department of GateField shall constitute Cost of Sales and shall be accrued and amortized to the extent there are no offsetting Net Revenues during the period.

                     6.2.2 Actel shall have no direct, indirect, special, incidental, consequential or any other liability to GateField for any act or omission of Actel related to Actel's rights under SECTION 6.2.1.

                     6.2.3 Actel's rights set forth in SECTION 6.2.1 shall terminate upon GateField's achievement of the ACIN threshold for two (2) consecutive quarters.

                     6.2.4 In the event Actel does not exercise its rights pursuant to SECTION 6.2.1, such failure shall not be deemed a waiver of such right; provided that Actel's right to exercise its rights pursuant to SECTION
6.2.1 shall terminate as set forth in SECTION 6.2.3.

     7.      COVENANTS NOT TO SUE.

             7.1     DURING TERM OF AGREEMENT.

                     7.1.1 ACTEL COVENANT. Actel covenants and agrees that it will not assert against GateField or its Affiliates, directly or indirectly, any cause of action based, in whole or in part, upon the purported infringement by GateField or its suppliers or customers, mediate or immediate, of any Actel Intellectual Property Right as a result of the manufacture, use, importation, offer for sale, or sale by GateField or its Affiliates of any product. Actel further covenants and agrees that it will not assert against any sublicensee of GateField or its Affiliates, directly or indirectly, any cause of action based, in whole or in part, upon the purported infringement by the sublicensee or its suppliers or customers, mediate or immediate, of any Actel Intellectual Property Right as a result of the manufacture, use, importation, offer for sale, or sale by the sublicensee of any product, but only to the extent of the technology licensed from GateField or its Affiliates.

                    7.1.2 GATEFIELD COVENANT. GateField covenants and agrees that it will not assert against Actel or its Affiliates, directly or indirectly, any cause of action based, in whole or in part, upon the purported infringement by Actel or its suppliers or customers, mediate or immediate, of any GateField Intellectual Property Right as a result of the manufacture, use, importation, offer for sale, or sale by Actel or its Affiliates of any product. GateField further covenants and agrees that it will not assert against any sublicensee of Actel or its Affiliates, directly or indirectly, any cause of action based, in whole or in part, upon the purported infringement by the sublicensee or its suppliers or customers, mediate or immediate, of any GateField Intellectual Property Right as a result of the manufacture, use, importation, offer for sale, or sale by the sublicensee of any product, but only to the extent of the technology licensed from Actel or its Affiliates.

                     7.1.3   FUTURE APPLICATIONS.  The covenants of SECTIONS
8.1 AND 8.2 above shall not apply to any breaches of this Agreement and shall terminate upon the termination of this Agreement, except as otherwise provided in SECTION 14 below, provided that no such suit set forth in such above Sections may thereafter be brought for any such acts of infringement occurring prior to such termination.

                     7.1.4 ACQUIRING PARTY. If, following a Change in Ownership or in anticipation thereof, an Acquiring Party or its Affiliate asserts, directly or indirectly, any cause of action based, in whole or in part, upon the purported infringement by the Non-Acquired Party or its customers, mediate or immediate, of any Intellectual Property Right as a result of the manufacture, use, importation, offer for sale, or sale, of products of the Non-Acquired Party existing at the time of the Change in Ownership, it shall be conclusively deemed a Bad Faith Breach of this Agreement by the Acquired Party.

             7.2 AFTER TERMINATION. For purposes of this Section, products supplied by GateField to Actel and sold by Actel pursuant to the terms of this Agreement shall be considered products sold by GateField.

                     7.2.1 ACTEL COVENANT. Actel covenants and agrees that it will not assert against GateField or its Affiliates, directly or indirectly, any cause of action based, in whole or in part, upon the purported infringement by GateField or its suppliers or customers, mediate or immediate, of any Actel Patent as a result of the manufacture, use, importation, offer for sale, or sale by GateField or its Affiliates of (i) any product first offered for sale by GateField on or before the termination of this Agreement and (ii) future generations of products reflecting the evolution in the ordinary course of business of GateField's product lines as they exist on such date.

                     7.2.2 GATEFIELD COVENANT. GateField covenants and agrees that it will not assert against Actel or its Affiliates, directly or indirectly, any cause of action based, in whole or in part, upon the purported infringement by Actel or its suppliers or customers, mediate or immediate, of any GateField Patent as a result of the manufacture, use, importation, offer for sale, or sale by Actel or its Affiliates of (i) any product first offered for sale by Actel on or before the termination of this Agreement and (ii) future generations of products reflecting the evolution in the ordinary course of business of Actel's product lines as they exist on such date.

                     7.2.3 ACQUIRING PARTY. If, following a Change in Ownership or in anticipation thereof, an Acquiring Party or its Affiliate asserts, directly or indirectly, any cause of action based, in whole or in part, upon the purported infringement by the Non-Acquired Party or its customers, mediate or immediate, of any patent as a result of the manufacture, use, importation, offer for sale, or sale, of (i) products first offered for sale by the Non-Acquired Party on or before the termination of this Agreement and (ii) future generations of products reflecting the evolution in the ordinary course of business of the Non-Acquired Party's product lines as they exist on such date, it shall be conclusively deemed a Bad Faith Breach of this Agreement by the Acquired Party.

     8.      NON-SOLICITATION.

             8.1 NON-SOLICITATION. Each party agrees that for a period of one (1) year following the date of termination or expiration of the Agreement (except as specified under below), such party shall not solicit for hire the employees of the other party.

    9.      DUTIES OF PARTIES.

            9.1 GOOD FAITH (GATEFIELD). GateField agrees to act in good faith in performance of its obligations under this Agreement and not to unreasonably refuse Actel requests.

            9.2 GOOD FAITH (Actel). Actel agrees to act in good faith in performance of its obligations under this Agreement and not to unreasonably refuse GateField requests.

            9.3 GOVERNMENTAL APPROVALS. Actel shall at its own expense obtain all required government import approvals or other permits, customs clearances, or authorizations required for the shipment and sale of Distribution Products or Distribution Product Software outside the United States.

            9.4 EXISTING LICENSE AGREEMENTS. Actel acknowledges that it has received copies of the existing license agreements ("Existing License Agreements") set forth in

EXHIBIT H. Upon Actel's reasonable request, GateField agrees to use reasonable efforts to have the Existing License Agreements amended to clarify the scope of the licenses granted thereunder consistent with this Agreement.

            9.5 CUSTOMER MAINTENANCE OR SUPPORT. Actel shall be responsible for all maintenance and support services to each customer of the Distribution Products or Distribution Product Software. Actel will have primary responsibility for support of its customers. GateField shall provide support for Distribution Product Software as set forth in EXHIBIT E ("Business Practices and Procedures").

            9.6 PROGRAMMABLE LOGIC DEVICES. GATEFIELD agrees not to sell any device containing programmable logic without the prior consent of Actel, which consent shall not be unreasonably withheld.

            9.7 EMBEDDED PRODUCT LICENSE. GateField hereby agrees not to license the Embedded Products to Altera Corporation, QuickLogic Corporation, Lattice Corporation or Xilinx Corporation.

            9.8 PRODUCT LICENSE. During the term of this Agreement, GateField agrees not to grant any licenses to sell products containing programmable logic other than licenses for Embedded Products.

            9.9 DOCUMENTATION. Subject to the terms and conditions of this Agreement, GateField will provide Actel contents for datasheets, databooks, user manuals and other end user documentation and Actel shall produce and distribute such documentation for the Distribution Products to its customers.

            9.10    Intentionally Deleted.

            9.11 COOPERATION. The parties shall use commercially reasonable effort to cooperate on an ongoing basis during the term of the Agreement with respect to production planning, customer support, manufacturing, marketing, and other operational matters as set forth in EXHIBIT E ("Business Practices and Procedures") as amended in writing from time to time by the parties. Each party shall have full access to the other party's employees, distributors, consultants, and representatives with respect to the Distribution Product, and the matters covered under this Agreement.

            9.12 NON-DISPARAGEMENT. Each party agrees that it shall not in any way, directly or indirectly, disparage the other party or any of its products.

            9.13 MANAGEMENT MEETINGS. Each party agrees to appoint a principal officer, who is either the chief executive officer of the company or an officer reporting to the chief executive officer ("Designated Officer"). The Designated Officers and such other employees of each party as are required shall meet monthly to discuss and update the Business Practices and Procedures and to review and resolve all operational matters.

            9.14 BOARD VISITATION RIGHTS. Actel and GateField shall have the right to appoint one representative who shall (i) receive notice of all meetings (both regular and special) of the board of directors of the other party (such notice to be delivered or mailed at the same time as notice to the members of any such Board provided that notice shall be deemed waived if the members of such Board waive notice); (ii) be entitled to attend (or in the case of telephone meetings monitor) all such meetings; (iii) receive all notices (unless waived by the members of such Board), information and reports which are furnished to the members of any such board at the same time and in the same manner as the same is furnished to such members; (iv) be entitled to participate in all discussions conducted at such meeting; and (v) receive as soon as available copies of the minutes of all such meetings. The representative may be excluded from certain discussions if necessary in order to preserve the attorney-client privilege or in connection with other confidential discussions and the representative shall not be entitled to receive any related documents or materials. If any action is proposed to be taken by any such board by written consent in lieu of a meeting, the party will provide written notice thereof to such representative, which notice shall describe in reasonable detail the nature and substance of such proposed action to the extent provided to the members of the Board and shall be delivered at the same time as notice is given to the members of any such Board. Such representative shall not constitute a member of any such board and shall not be entitled to vote on any matters presented at meetings of any such board or to consent to any matter as to which the consent of any such board shall have been requested. Each party shall have the right to designate an alternate to the representative who shall have the rights of the representative under clauses (ii) and (iv) above in the event that the representative is unable to attend or monitor a meeting. Each party shall have the right to replace the representative upon notice to the other party. The board visitation rights granted under this Section 9.14 shall terminate upon the earlier of (i) the termination of this Agreement or (ii) the merger or sale of substantially all the assets of either party.

     10.     GENERAL REPRESENTATIONS AND WARRANTIES.

             10.1 GENERAL REPRESENTATIONS. Each party hereby represents and warrants:

                     10.1.1 CORPORATE POWER. Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                     10.1.2 DUE AUTHORIZATION. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                     10.1.3 BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms except as limited by bankruptcy, insolvency, or similar laws. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                     10.1.4 LITIGATION. To the best knowledge of GateField, there is no claim, investigation, litigation, suit, or proceeding, administrative or judicial pending or threatened against GateField Intellectual Property Rights that will be used in the Distribution Products or Distribution Product Software, at law or in equity, before any federal, state, local, or foreign court, or regulatory agency or other governmental authority. GateField has not received any notice of any such proceeding.

     11.     WARRANTY.

             11.1 Actel and GateField shall mutually agree to a warranty policy, which shall apply to products sold to third parties and to Actel for internal use.

     12.     DISPUTE RESOLUTION.

             12.1    EXECUTIVE MEETINGS.

                     12.1.1 The provisions of this SECTION 12.1 shall not apply to any breaches related to the protection of Intellectual Property Rights.

                     12.1.2 Each party shall provide written notification of any matter which it believes is a breach of the Agreement. The Designated Officers of Actel and GateField shall meet and confer in an effort to resolve such possible breach, and shall prepare a plan to remedy the same within thirty (30) days of written notification. The Designated Officers shall meet every (30) days thereafter to review progress to plan. To the extent the parties agree to a remedy plan, the party against whom a breach is asserted shall have ninety (90) days to cure such breach. In the event the parties are unable to agree to a remedy plan within thirty (30) days of notification, the parties shall appoint a mediator to assist both parties during the ninety
(90) day cure period.

                     12.1.3 In the event the alleged breach is not cured within the ninety (90) period provided for above or if a breach cannot be cured, the parties shall promptly appoint an arbitrator to determine if there is a material breach of the Agreement. In the event the arbitrator finds that a material breach has occurred and the arbitrator determines that the breaching party has not acted in good faith (a "Bad Faith Breach"), the sole remedy of the non-breaching party shall be as set forth in SECTION 12.3.2 and
SECTION 12.3.3 or 12.3.4, as appropriate. In the event that the arbitrator determines that the breaching party has acted in good faith and such breach is not cured within the cure period specified by the aribtrator, the remedy of the non-breaching party shall be as set forth in SECTION 12.3.2 and, in the arbitrator's discretion, may include the remedies set forth in SECTION
12.3.3 or 12.3.4, as appropriate. The cure period the arbitrator may provide shall be no more than ninety (90) days and no less than thirty (30) days.

             12.2 ARBITRATION. If the parties submit a matter to arbitration pursuant to SECTION 12.1.3, any controversy or claim arising out of or relating to this Agreement, or the existence, validity, breach or termination hereof, whether during or after its term, will be finally settled by compulsory arbitration in accordance with the default procedures of J-A-M-S/Endispute or such other procedures as the parties may agree upon, using one arbitrator selected by mutual agreement of the parties. The arbitrator's authority in granting relief is expressly limited by the principles of substantive law and to terms and conditions of this Agreement, including any exhibits incorporated into this Agreement by reference.

                     12.2.1 FAILURE TO APPOINT. If the parties fail to agree on an arbitrator within fifteen (15) days of their agreement to arbitrate, then either party (on behalf of both parties) may request such appointment by the then President of the San Francisco chapter of J-A-M-S/Endispute (or any organization successor thereto) or any person or committee designated by such President. The arbitrator appointed pursuant to this SECTION 12.2.1 need not be selected from any list of the J-A-M-S/Endispute, but may not be an employee, affiliate or contractor of either party. Thereafter, the arbitration shall proceed as further set forth within this SECTION 12.2.

                     12.2.2 ARBITRATION PROCEEDINGS. The arbitrator shall, after affording to both parties a reasonable opportunity to undertake discovery, take depositions and then submit evidence and to otherwise be heard, make its determination in writing and shall give prompt written notice thereof concurrently to both parties. The arbitrator or arbitrators shall have no power to award punitive or consequential damages.

                     12.2.3 FEES AND EXPENSES. Each party shall bear its own expenses in arbitration or litigation and the expenses of the arbitrator shall be borne equally. If either party (hereinafter in this sentence referred to as the "defaulting party") shall fail to pay its share of any fees or expenses of the arbitrator, then the other party (hereinafter in this sentence referred to as the "creditor party") may pay the share of the defaulting party on behalf of the defaulting party and the defaulting party shall, upon demand, reimburse the creditor party for such payment together with interest thereon at the prime rate (as quoted by the Bank of America on the date the obligation to make payments arises).

             12.3    REMEDIES FOR BREACH OF CONTRACT.

                     12.3.1 The executive meetings and arbitration procedures set forth in SECTIONS 12.1 and 12.2 above and the provisions below are the sole remedies for breach; provided that in the event of a violation by one party of the other's Intellectual Property Rights or the confidentiality obligations set forth in SECTION 14.5, such party shall have the right to seek equitable remedies from a court of competent jurisdiction immediately subject to SECTION 7 Covenant Not to Sue.

                     12.3.2 If a material breach is found, the effect shall be the same as if the breaching party had terminated the Agreement or, at the election of the non-breaching party, had given notice of termination, in either case as of the date of the arbitrator's decision and the lapse of cure period, pursuant to SECTION 14.5 unless the non-breaching party waives such breach in writing and agrees to continue the Agreement as if the breach has not occurred.

                     12.3.3 If Actel is found to have committed a Bad Faith Breach, GateField shall have the rights set forth in SECTION 14.4 and shall be entitled to liquidated damages in the amount of Three Million Dollars ($3,000,000) (the "Start-Up Costs").

                     12.3.4 If GateField is found to have committed a Bad Faith Breach, Actel shall (i) have the rights set forth in SECTION 14.3, (ii) the rights under SECTION 7 COVENANT NOT TO SUE shall continue perpetually, and (iii) be entitled to liquidated damages in the amount of the

Start-Up Costs. If such Bad Faith Breach occurs after the assignment of the Agreement by GateField in connection with an acquisition of GateField by an Acquiring Party, then the notice period for termination by GateField shall be extended to thirty-six (36) months.

     13.     LIMITATION OF LIABILITY.

             13.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The parties acknowledge that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.

     14.     TERM; TERMINATION OF AGREEMENT.

             14.1 TERM. This Agreement becomes effective on the Effective Date and shall continue in full force and effect until terminated by either party with not less than eighteen (18) months' written notice prior to the date of termination, PROVIDED, HOWEVER, that neither party may give notice of termination before the third anniversary of the Effective Date.

             14.2    TERMINATION.

                     14.2.1 INSOLVENCY; ASSIGNMENT FOR CREDITORS; BANKRUPTCY. This Agreement shall immediately terminate upon any of the following events (each, an "Automatic Termination Event"): (i) in the event of the insolvent party's voluntary or involuntary liquidation or dissolution pursuant to Chapter 7 of the United States Bankruptcy Code, (ii) in the event that the insolvent party makes a general assignment for the benefit of creditors or is declared insolvent or bankrupt by a court of competent jurisdiction pursuant to Chapter 7 of the United States the Bankruptcy Code or Section 493.010 of the California Civil Code, (iii) in the event that a petition shall have been filed against the insolvent party pursuant to Chapter 7 of the United States Bankruptcy Code or state law liquidation, the effect of which is to cause the insolvent party to have its business effectively discontinued, and such petition has not been opposed by the insolvent party or said opposition has been rejected.

             14.3 AUTOMATIC TERMINATION EVENT OF GATEFIELD. In the event of an Automatic Termination Event with respect to GateField and to the extent permitted by applicable bankruptcy laws,

                     14.3.1 Actel shall retain the exclusive right to distribute and sell the Distribution Products and the Distribution Product Software granted under SECTION 2.1;

                     14.3.2 Actel shall receive the non-exclusive right to manufacture the Distribution Products and GateField will provide to Actel the database and test tapes and other documentation and materials required to perform such manufacturing;

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


                     14.3.3 The rights of Actel under SECTION 7 COVENANT NOT TO SUE continue with respect to any Distribution Products perpetually;

                     14.3.4 Actel shall have the non-exclusive, internal use license to the source code for the Distribution Product Software in escrow as set forth in the Escrow Agreement;

                     14.3.5 Actel shall have the right to purchase GateField's inventory with respect to Distribution Products at cost;

                     14.3.6  Actel shall be released from the
non-solicitation obligation set forth in SECTION 8; and

                     14.3.7 The Agreement and all payment obligations of Actel under the Agreement for future distribution shall terminate; provided, however, Actel shall continue to be liable to GateField for outstanding amounts payable to GateField.

             14.4 AUTOMATIC TERMINATION EVENT OF ACTEL. In the event of an Automatic Termination Event with respect to Actel, and to the extent permitted by applicable bankruptcy laws,

                     14.4.1 GateField shall be granted an exclusive, royalty-free, perpetual license to use, distribute, sell, and modify the derivative products, documentation, trademarks, collateral, and any other materials of Actel related to the Distribution Products;

                     14.4.2 The rights of GateField under SECTION 7 COVENANT NOT TO SUE shall continue perpetually;

                     14.4.3 GateField shall receive Actel's customer list and copies of contracts;

                     14.4.4 GateField shall obtain the right to purchase Actel's inventory of Distribution Products at cost;

                     14.4.5  GateField shall be released from the
non-solicitation obligation set forth in SECTION 8 AND SECTION 9.8; and

                     14.4.6 The Agreement and all payment obligations of GateField under the Agreement shall terminate; provided, however, GateField shall continue to be liable to Actel for outstanding amounts payable to Actel.

             14.5    EFFECT OF NOTICE OF TERMINATION.

                     14.5.1 If Actel, provides written notice of its intent to terminate the Agreement,

                             14.5.1.1  Actel shall have a non-exclusive
right to continue to sell the current Distribution Products until EOL. Actel's rights as an exclusive distributor shall terminate immediately upon written notice by GateField;

                             14.5.1.2  Actel shall have a non-exclusive
license to distribute the Distribution Products Software until EOL for the applicable Distribution Products; and

                             14.5.1.3  Actel shall continue to be
obligated to make payments under the Agreement and the Agreement shall be binding on Actel until all its obligations have been satisfied in full.

                             14.5.1.4  GateField agrees to continue to
manufacture Distribution Products and to provide support for such products as set forth in EXHIBIT E (BUSINESS PRACTICES AND PROCEDURES) until EOL;

                             14.5.1.5  GateField shall be released from the
licensing restrictions set forth in SECTION 9.8.

                     14.5.2 If GateField provides written notice of its intent to terminate the Agreement,

                             14.5.2.1  Actel shall continue to have an
exclusive right to distribute and sell the Distribution Products until EOL;

                             14.5.2.2  Actel shall have the license to
distribute the Distribution Product Software until EOL of applicable Distribution Products;

                             14.5.2.3  GateField agrees to continue to
manufacture Distribution Products and to provide support for such products as set forth in EXHIBIT E (BUSINESS PRACTICES AND PROCEDURES) until EOL;

                             14.5.2.4  Actel shall have a
non-exclusive, non-transferable right to distribute the following products (until EOL for such products), provided that such products achieve Product Release within twenty-four (24) months after the termination date: (i) all Next Generation of the Distribution Products existing as of the termination date, (ii) the first New Product which achieves Product Release after the termination date, and (iii) any Next Generation of such New Product. For purposes of this SECTION 14.5.2.4., the New Product shall include all families of New Products which achieve Product Release during the seven (7) month period following the Product Release of the first New Product. GateField shall supply the Distribution Products to Actel at prices no less favorable than any other customer purchasing similar volume of the Distribution Products; and

                             14.5.2.5  Actel shall continue to be
obligated to make payments under the Agreement and all provisions of the Agreement shall be binding on Actel until all obligations of Actel have been performed in full.

             14.6 DUTIES OF ACTEL UPON EXPIRATION OF ACTEL RIGHTS. Upon the termination of Actel's rights to sell the Distribution Products under this Agreement, Actel agrees to do the following: (1) refrain thereafter from representing itself as distributor of the Distribution Products except as specifically permitted herein; (2) pay any amounts due and payable to GateField under the Agreement; and (3) cease all distribution of the Distribution Products except as expressly permitted herein.

             14.7    SURVIVAL. SECTIONS 1, 2.3, 2.5, 2.6, 9.11, 12, 13, 14.6,
15, 16, AND 17 shall survive any termination or expiration of the Agreement.

      15.    CONFIDENTIAL INFORMATION.

             15.1 CONFIDENTIALITY. During the term of this Agreement and for five (5) years thereafter, each party will maintain in confidence all Confidential Information disclosed to it by the other party. The receiving party shall not use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the receiving party will obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. The receiving party will use at least the same standard of care as it uses to protect its own confidential information of a similar nature to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of the Confidential Information. The receiving party will promptly notify the disclosing party upon discovery of any unauthorized use or disclosure of the Confidential Information.

             15.2 EXCEPTIONS. The obligations of confidentiality contained in SECTION 15.1 will not apply to the extent that it can be established by the receiving party competent proof that such Confidential Information:

                     15.2.1 was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing party;

                     15.2.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                     15.2.3 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                     15.2.4 was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such information to others.

     16.     INDEMNIFICATION.

             16.1 ACTEL INDEMNITY. Actel agrees to defend, indemnify and hold GateField harmless from and against any and all liabilities, claims, suits, proceedings, losses, damages, costs and expenses (including without limitation reasonable attorneys' fees) made against or incurred by GateField as a result of (i) any injury or damage to person or property caused by Actel or any Actel products (but for Distribution Products, costs will be included in Cost of Sales), (ii) any negligence, misrepresentation, or error or omission by or on behalf of Actel (but for Distribution Products, costs will be included in Cost of Sales), and (iii) any claim of infringement or misappropriation of any third party Intellectual Property Right attributable to any Actel products (excluding Distribution Products) or any modifications, enhancements or derivative works related to the Distribution Products not expressly authorized by GateField.

             16.2 GATEFIELD INDEMNITY. GateField agrees to defend, indemnify and hold Actel harmless from and against any liabilities, claims, suits, proceedings, losses, damages, costs and expenses (including without limitation reasonable attorneys' fees) made against or incurred by Actel as a result of (i) any injury or damage to person or property caused by GateField or any GateField products (but for Distribution Products, costs will be included in Cost of Sales), (ii) any third party claim of infringement or misappropriation of any third party Intellectual Property Right attributable to the use or sale of the Distribution Products, and (iii) any negligence, misrepresentation, or error or omission by or on behalf of GateField (but for Distribution Products, costs will be included in Cost of Sales). The provisions of the foregoing indemnity shall not apply with respect to any instances of alleged infringement based upon or arising out of the use of the Distribution Products: (i) which have been modified by Actel without the express written authorization of GateField; or (ii) if an alleged infringement or liability arises from Actel combining the Distribution Products with any equipment or devices not supplied by GateField, and such equipment or devices or the combination with the Distribution Products infringes or misappropriates the Intellectual Property Rights of a third party or causes injury to a third party, if but for such combining or allowing combination of such equipment or devices with the Distribution Products, the infringement or injury would not exist.

             16.3 INDEMNIFICATION PROCEDURES; SOLE REMEDY. The party seeking indemnification ("Indemnitee") must provide the other party ("Indemnitor") (i) prompt written notice of the existence of a claim; (ii) sole control of the defense or settlement of such claim; and (iii) reasonable assistance upon Indemnitor's request and at Indemnitor's reasonable expense. No settlement, consent judgment or other voluntary final disposition of any suit related to the Distribution Products may be entered into by either GateField or Actel without the prior written approval of the other party, which approval shall not unreasonably be withheld. THE FOREGOING INDEMNITY STATES THE SOLE AND EXCLUSIVE REMEDY OF GATEFIELD AND ACTEL AND THE ENTIRE LIABILITY AND OBLIGATION OF EACH PARTY WITH RESPECT TO ANY CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE DISTRIBUTION PRODUCTS.

     17.     MISCELLANEOUS.

             17.1 RECORDS RETENTION. Each party will keep complete and accurate records pertaining to the sale of the Distribution Products. Such records will be maintained for a three-year period following the year in which any such payments were made hereunder.

             17.2 AUDIT REQUEST. Each party will have the right to engage, at its own expense, an independent, certified public accountant reasonably acceptable to the other party, to examine the other party's records from time to time as may be necessary to determine, with respect to any calendar year, the correctness of any report or payment made under this Agreement. If any such audit reveals an underpayment of more than five percent (5%) of the correct amount due hereunder, such audit will be at the expense of the underpaying party. If any audit conducted shall show that a party underpaid or overpaid the amounts due to the other party as to the period subject to the audit, then such underpayment or overpayment shall be adjusted in the following month's payment to GateField.

             17.3 WAIVER. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other or further exercise thereof or the exercise of any other right, power or privilege.

             17.4 AMENDMENT. Unless otherwise provided herein, this Agreement may not be changed, waived, discharged, or terminated orally, but only by a written document signed by duly authorized officers of each of the parties hereto.

             17.5 EXPORT LAW COMPLIANCE. Actel understands and recognizes that the Distribution Products and other materials made available to it hereunder may be subject to the export administration regulations of the United States Department of Commerce and other United States government regulations related to the export of technical data and products produced therefrom. Actel agrees to comply with all such regulations, including any future modifications thereto, in connection with the distribution of the Products. Actel agrees to obtain the same agreement from each of its affiliates and end users. Actel hereby agrees to indemnify and hold GateField harmless from any breach of this SECTION 17.5.

             17.6 FOREIGN CORRUPT PRACTICES ACT. Actel hereby agrees that it shall comply with the requirements of the U.S. Foreign Corrupt Practices Act (the "Act") and shall refrain from any payments to third parties which would cause GateField or Actel to violate the Act. Actel hereby agrees to indemnify and hold GateField harmless from any breach of this SECTION 17.6.

            17.7 GOVERNING LANGUAGE. The official text of this Agreement shall be in the English language as used in the United States, and any interpretation or construction of this Agreement shall be based solely on the English-language text. In addition, all communications, notices, mediation or arbitration proceedings shall also be in the English language as used in the United States.

            17.8 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been received: (a) when delivered personally; (b) when sent by confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a commercial overnight carrier with written verification of receipt.

            17.9 RELATIONSHIP OF PARTIES. Nothing herein contained shall be deemed to create an agency, joint venture or partnership relation between the parties hereto. It is understood and agreed that Actel is not, by reason of this Agreement or anything herein contained, constituted or appointed the agent or representative of GateField for any purpose whatsoever, nor shall anything herein contained be deemed or construed as granting to Actel any right or authority to assume or to create any obligation or responsibility, express or implied, for, on behalf of, or in the name of GateField, or to bind GateField in any way or manner whatsoever.

            17.10 ASSIGNMENT OF AGREEMENT. Neither this Agreement nor any interest or obligation herein is assignable or transferable by either party without the prior written consent of the other except in connection with a Change in Ownership, PROVIDED, HOWEVER, that Actel may assign this Agreement in connection with reincorporation to Nevada. Subject to the foregoing, this Agreement shall be binding upon any successors and assignees of the parties. Any attempted assignment or transfer in violation hereof shall be null and void from the beginning in which the new owner is bound by the terms of the Agreement.

            17.11 MERGER DISCUSSIONS. In the event that either party enters into discussions with a third party regarding an acquisition, and such discussions have proceeded to the stage where both parties have participated in meetings with outside legal counsel present, such party shall provide the other party notice of the name of the party with whom such discussions take place, but not the content of such discussions. All information provided by one party to the other party pursuant to this SECTION 17.11 shall be deemed to be Confidential Information.

            17.12 GOVERNING LAW; VENUE. This Agreement is made in accordance with and shall be governed and construed in accordance with the laws of the State of California as between California residents, without regard to conflicts of laws rules. Actel hereby agrees to consent to the personal jurisdiction of the state and federal courts having jurisdiction over disputes arising in Santa Clara County, California. The UN Convention on the International Sale of Goods shall not apply to this Agreement.

            17.13 SEVERABILITY. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement.

           17.14 ENTIRE AGREEMENT. This Agreement, including all exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any prior agreements, or understandings of the parties hereto in either written or oral form.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Product Marketing Agreement and the Exhibits attached hereto and incorporated herein by reference, as of the first date set forth above.

ACTEL CORPORATION                             GATEFIELD CORPORATION

By: John East                                 By: James R. Fiebiger
    -------------------------                     -----------------------------
Name: /s/ John East                           Name: /s/ James R. Fiebiger
      -----------------------                       ---------------------------
Title: President and CEO                      Title: Chief Executive Officer
       ----------------------                        --------------------------